UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2015 (May 15, 2015)

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, Bryan K. Davis resigned as Chief Financial Officer of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”). Mr. Davis continues to serve on the Board of Directors of the Company. Mr. Davis’ resignation was not due to any disagreement between Mr. Davis and the Company on any matters relating to the Company’s operations or financial practices and policies.

On May 15, 2015, Edward F. Beisner was appointed as Chief Financial Officer of the Company. Mr. Beisner, age 57 and a U.S. Citizen, has served as the Company’s Senior Vice President and Controller since 2013 and has served in various roles, including most recently as Senior Vice President and Controller, U.S. Commercial Operations, of U.S. subsidiaries of Brookfield Office Properties Inc. since 1996. The board of directors appointed Mr. Beisner as Chief Financial Officer based on, among other factors, his knowledge of the Company and his experience in commercial real estate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

By: /s/ Michelle L. Campbell

Name: Michelle L. Campbell

Title: Vice President, Secretary

Dated: As of May 20, 2015